Exhibit 10.2

SUNLINK SHAREHOLDER SUPPORT AND LOCK-UP AGREEMENT

This SunLink Shareholder Support and Lock-up Agreement (this “Agreement”) is dated as of January 3, 2025, by and among REGIONAL HEALTH PROPERTIES, INC., a Georgia corporation (“Regional”), SUNLINK HEALTH SYSTEMS, INC., a Georgia corporation (“SunLink”), and the Persons set forth on Schedule I hereto (each, a “SunLink Shareholder” and, collectively, the “SunLink Shareholders”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the SunLink Shareholders are the holders of record and “beneficial owners” (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of common stock, no par value per share, of SunLink (“SunLink Common Stock”) as are indicated opposite each of their names on Schedule I attached hereto (all such SunLink Common Stock, together with any SunLink Common Stock of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired (including by way of tender offer) by any such SunLink Shareholder during the period from the date hereof through the Expiration Time are referred to herein as the “Subject Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Regional and SunLink entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”) pursuant to which, among other transactions, SunLink will be merged with and into Regional, with Regional continuing on as the surviving entity, on the terms and conditions set forth therein (the “Merger” and, together with the other transactions contemplated by the Merger Agreement or described in the Merger Agreement, the “Transactions”); and

WHEREAS, as an inducement to Regional and SunLink to enter into the Merger Agreement and the other documents contemplated by the Merger Agreement and to consummate the Transactions, and for good other consideration, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, each of the undersigned SunLink Shareholders, acting solely in his, her or its capacity as such a shareholder, hereby agrees with SunLink and Regional, and SunLink and Regional hereby agree with such SunLink Shareholders, as follows:

ARTICLE I

SHAREHOLDER SUPPORT; COVENANTS

Section 1.1 Binding Effect of Merger Agreement. Each SunLink Shareholder hereby acknowledges that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its, his or her tax and legal advisors.

Section 1.2 No Pre-Closing Transfer of Subject Shares. During the period commencing on the date hereof and ending on the earliest to occur of (a) the Effective Time, and (b) such date and time as the Merger Agreement shall be terminated in accordance with the terms thereof (the earlier of clauses (a) and (b), the “Expiration Time”), each SunLink Shareholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Joint Proxy Statement/Prospectus) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Shares owned by such SunLink Shareholder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares owned by such SunLink Shareholder or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (clauses (i) to (iii) collectively, a “Transfer”); provided, however, that the foregoing shall not prohibit Transfers between a SunLink Shareholder and any Affiliate of such SunLink Shareholder, so long as, prior to and as a condition to the effectiveness of any such Transfer, such Affiliate executes and delivers to Regional and SunLink a joinder to this Agreement in a form reasonably acceptable to such Affiliate, Regional and SunLink.

Section 1.3 New Shares. In the event that, during the period commencing on the date hereof and ending at the Expiration Time, (a) any Subject Shares are issued to a SunLink Shareholder after the date of this Agreement pursuant to any share dividend, share split, recapitalization, reclassification, combination or exchange of Subject Shares or otherwise, (b) a SunLink Shareholder purchases or otherwise acquires (including by way of tender offer) beneficial ownership of any Subject Shares or (c) a SunLink Shareholder acquires (including by way of tender offer) the right to vote or share in the voting of any Subject Shares (collectively, the “New Securities”), then such New Securities acquired (including by way of tender offer) or purchased by such SunLink Shareholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by such SunLink Shareholder as of the date hereof.

Section 1.4 Shareholder Agreements. Hereafter until the Expiration Time, each SunLink Shareholder hereby unconditionally and irrevocably agrees that, at any meeting of the shareholders of SunLink (or any adjournment or postponement thereof), and in any action by written resolutions of the shareholders of SunLink requested by the Board of Directors of SunLink or otherwise undertaken as contemplated by the Transactions, such SunLink Shareholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause all of its, his or her Subject Shares (to the extent such Subject Shares have voting rights and are entitled to vote on or provide consent with respect to such matter) to be counted as present thereat for purposes of establishing a quorum, and such SunLink Shareholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its, his or her Subject Shares (to the extent such Subject Shares have voting rights and are entitled to vote on or provide consent with respect to such matter):

(a) to approve and adopt the Merger Agreement, any document contemplated by the Merger Agreement and the Transactions);

(b) in any other circumstances upon which a resolution or other approval is required under the organizational documents of SunLink or otherwise sought with respect to the Merger Agreement or the Transactions, in each case, to the extent necessary to consummate the Transactions, to vote, consent or approve (or cause to be voted, consented or approved) all of such SunLink Shareholder’s Subject Shares held at such time in favor thereof;

(c) against and withhold consent with respect to any merger, purchase of all or substantially all of SunLink’s assets or other business combination transaction (other than the Merger Agreement and the Transactions); and

(d) against any proposal, action or agreement that would reasonably be expected to (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement, the Merger or the other Transactions, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of SunLink under the Merger Agreement, (C) result in any of the conditions set forth in Article VI of the Merger Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, SunLink.

Each SunLink Shareholder hereby agrees that it shall not knowingly commit or agree to take any action contrary in any material respect to the foregoing.

Upon the failure of a SunLink Shareholder to timely provide its consent or vote its Subject Shares in accordance with this Section 1.4 pursuant to any applicable meeting of the shareholders of SunLink, such SunLink Shareholder shall be deemed to have irrevocably granted to, and appointed, SunLink, and any designee thereof, and each of them individually, as such SunLink Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in such SunLink Shareholder’s name, place and stead, to attend any meeting of the shareholders of SunLink concerning any of the matters specified in this Section 1.4, to include such Subject Shares in any computation for purposes of establishing a quorum at any such meeting of the shareholders of SunLink and to provide consent or vote such SunLink Shareholder’s Subject Shares at any meeting of the shareholders of SunLink called with respect to any of the matters specified in, and in accordance and consistent with, this Section 1.4. Each SunLink Shareholder hereby affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked and that such irrevocable proxy is executed and intended to be irrevocable. Notwithstanding any other provision of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

Section 1.5 No Challenges; Waiver of Appraisal and Dissenters’ Rights and Actions. Each SunLink Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Regional, SunLink or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement. Each SunLink Shareholder hereby irrevocably waives and agrees not to exercise any rights of appraisal or rights to dissent in connection with the transactions contemplated by the Merger Agreement under applicable Law or otherwise.

Section 1.6 Further Assurances. Each SunLink Shareholder shall execute and deliver, or cause to be delivered, such additional documents, and take, or cause to be taken, such further actions and do, or cause to be done, such further things as may be reasonably requested by Regional or SunLink in writing which are reasonably necessary (including under applicable Laws), to effect the actions required to consummate the Merger and the other transactions contemplated by this Agreement and the Merger Agreement (including the Transactions), in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

Section 1.7 No Inconsistent Agreement. Each SunLink Shareholder hereby represents and covenants that such SunLink Shareholder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such SunLink Shareholder’s obligations hereunder in any material respect. Each SunLink Shareholder covenants that such SunLink Shareholder shall not amend, modify or waive any agreement in any manner that would restrict, limit or interfere in any material respect with the performance of such SunLink Shareholder’s obligations hereunder. Each SunLink Shareholder shall take such further actions as may be reasonably requested by Regional or SunLink in writing which are reasonably necessary to cause any director appointed by such SunLink Shareholder to the Board of Directors of SunLink to be removed from such position, effective as of the Effective Time in accordance with Section 1.5 of the Merger Agreement.

Section 1.8 Consent to Disclosure. Each SunLink Shareholder hereby consents to the publication and disclosure in the Joint Proxy Statement/Prospectus (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Regional or SunLink to any Governmental Entity or to securityholders of Regional) of such SunLink Shareholder’s identity and beneficial ownership of Subject Shares and the nature of such SunLink Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Regional or SunLink, a copy of this Agreement. Each SunLink Shareholder will promptly provide any information reasonably requested by Regional or SunLink for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

Section 1.9 No Agreement as Director or Officer. Notwithstanding anything to the contrary herein, each SunLink Shareholder is entering into this Agreement solely in such SunLink Shareholder’s capacity as record or beneficial owner of the Subject Shares and not otherwise and nothing herein is intended to or shall limit or affect any actions taken by any employee, officer, director (or person performing similar functions), partner or other Affiliate (including, for this purpose, any appointee or representative of the SunLink Shareholder to the Board of Directors of SunLink) of such SunLink Shareholder, solely in his or her capacity as a director or officer of SunLink (or a Subsidiary of SunLink) or other fiduciary capacity for such SunLink Shareholder.

ARTICLE II

SHAREHOLDER LOCK-UP; COVENANTS

Section 2.1 Lock-up Restriction on Regional Securities. Each SunLink Shareholder agrees not to, without the prior written consent of Regional, Transfer any Regional Securities (as defined below), in each case, until 60 days after the Closing (the “Lock-Up Period”).

Section 2.2 Exceptions to Lock-up Restriction. The restrictions set out in Section 2.1 above shall not apply to:

(a) in the case of an entity, Transfers to or distributions to any direct or indirect shareholder, partner, member or affiliate of such entity (or to any executive officer or director of such entity or of such entity’s affiliates) or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control or management with such entity or affiliates of such entity (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by or under common management as such partnership);

(b) in the case of an individual, Transfers by gift to members of such SunLink Shareholder’s immediate family (as defined below) or to a trust, the beneficiary of which is a member of one of such SunLink Shareholder’s immediate family, an affiliate of such person or to a charitable organization;

(c) in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(d) in the case of an individual, Transfers pursuant to a qualified domestic relations order or divorce settlement;

(e) in the case of an entity, Transfers by virtue of the laws of the state or jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(f) transactions relating to the Regional Securities acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Lock-Up Period;

(g) the exercise of any options or warrants to purchase Regional Securities (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis);

(h) Transfers (including forfeitures) (x) to Regional to satisfy tax withholding obligations pursuant to equity incentive plans or arrangements of Regional or (y) pursuant to escrow arrangement with Regional with respect to tax withholding obligations pursuant to the Code;

(i) Transfers to Regional pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by Regional or forfeiture of such SunLink Shareholder’s Regional Securities in connection with the termination of such SunLink Shareholder’s service to Regional;

(j) the establishment of a trading plan that meets the requirements of Rule 10b5-1(c) under the Exchange Act (a “Trading Plan”); provided, however, that (a) no sales of Regional Securities, shall be made by such SunLink Shareholder pursuant to such Trading Plan during the Lock-Up Period, and (b)(x) no public announcement or filing shall be made voluntarily regarding such plan during the Lock-Up Period or (y) if any public announcement is required of or voluntarily made by or on behalf of such SunLink Shareholder or Regional regarding such plan, then such announcement or filing shall include a statement to the effect that no Transfer may be made under such plan during the Lock-Up Period;

(k) transactions in the event of completion of a liquidation, merger, consolidation, stock exchange, reorganization, tender offer or other similar transaction which results in all of Regional’s shareholders having the right to exchange their shares of common stock, no par value per share, of Regional (“Regional Common Stock”) for cash, securities or other property;

(l) transactions to satisfy any U.S. federal, state, or local income tax obligations of such SunLink Shareholder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Merger Agreement was executed by the parties, and such change prevents the Merger from qualifying as a “reorganization” pursuant to Section 368(a) of the Code (and the Merger does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case, solely to the extent necessary to cover any tax liability as a result of the transaction; and

(m) Transfers to an unaffiliated charity or educational institution,

provided, however, that in the case of clauses (a) through (e), these permitted transferees must enter into a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of such SunLink Shareholder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions.

Section 2.3 Definitions. For the purposes of this Article II, notwithstanding the other provisions of this Agreement, the following terms shall have the following meanings:

(a) “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

(b) “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by marriage or adoption), father, mother, brother, sister or first cousin of the SunLink Shareholder.

(c) “Regional Securities” shall mean any shares of Regional Common Stock held by any SunLink Shareholder at Closing, any shares of Regional Common Stock issuable upon the exercise of options to purchase shares of Regional Common Stock held by any SunLink Shareholder at Closing, or any securities convertible into or exercisable or exchangeable for Regional Common Stock held by any SunLink Shareholder at Closing (in each case, after giving effect to the Transactions and which, for the avoidance of doubt, shall include the Regional Common Stock issued or issuable at Closing).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the SunLink Shareholders. Each SunLink Shareholder represents and warrants as of the date hereof to Regional and SunLink (solely with respect to itself, himself or herself and not with respect to any other SunLink Shareholder) as follows:

(a) Organization; Due Authorization. If such SunLink Shareholder is not an individual, it is duly organized, validly existing and in good standing under the Law of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such SunLink Shareholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such SunLink Shareholder. If such SunLink Shareholder is an individual, such SunLink Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such SunLink Shareholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such SunLink Shareholder, enforceable against such SunLink Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable SunLink Shareholder.

(b) Ownership. Such SunLink Shareholder is the record and beneficial owner (as defined in the Securities Act of 1933, as amended (the “Securities Act”)), or nominee of such Persons, of, and has good title to, all of such SunLink Shareholder’s Subject Shares as set forth opposite such SunLink Shareholder’s name in Schedule I attached hereto, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares, other than Liens pursuant to (i) this Agreement, (ii) the organizational documents of SunLink, (iii) the Merger Agreement, (iv) any applicable securities Laws or (v) Permitted Liens. Such SunLink

Shareholder’s Subject Shares are the only equity securities in SunLink owned of record or beneficially by such SunLink Shareholder on the date of this Agreement, and none of such SunLink Shareholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder. Aside from the Subject Shares, such SunLink Shareholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of SunLink or any equity securities convertible into, or which can be exchanged for, equity securities of SunLink.

(c) No Conflicts. The execution and delivery of this Agreement by such SunLink Shareholder does not, and the performance by such SunLink Shareholder of his, her or its obligations hereunder will not, (i) if such SunLink Shareholder is not an individual, conflict with or result in a violation of the organizational documents of such SunLink Shareholder or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such SunLink Shareholder or such SunLink Shareholder’s Subject Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such SunLink Shareholder of his, her or its obligations under this Agreement.

(d) Litigation. There are no Actions pending against such SunLink Shareholder, or to the knowledge of such SunLink Shareholder threatened against such SunLink Shareholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such SunLink Shareholder of its, his or her obligations under this Agreement.

(e) SunLink Assets. Such SunLink Shareholder does not have any ownership of (including, for the avoidance of doubt, any claim to title of or rights in) the tangible and intangible assets purportedly owned, licensed or leased by SunLink or its Subsidiaries.

(f) Adequate Information. Such SunLink Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of Regional and SunLink to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon Regional or SunLink and based on such information as such SunLink Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such SunLink Shareholder acknowledges that Regional and SunLink have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such SunLink Shareholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such SunLink Shareholder are irrevocable.

(g) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by such SunLink Shareholder, for which SunLink or any of its Affiliates may become liable.

(h) Acknowledgment. Such SunLink Shareholder understands and acknowledges that each of Regional and SunLink is entering into the Merger Agreement in reliance upon such SunLink Shareholder’s execution and delivery of this Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Release. Effective as of the Effective Time, each SunLink Shareholder, on behalf of himself, herself or itself, his, her or its affiliates and each of their respective assigns, heirs, beneficiaries, creditors, representatives and agents (collectively, the “Releasing Parties”), does irrevocably and fully waive, release, acquit and discharge forever SunLink, Regional and their respective affiliates and present and former and direct or indirect partners, members and equity holders, directors, managers, officers, employees, principals, trustees, representatives, agents, predecessors, successors, assigns, beneficiaries, heirs, executors, insurers and attorneys (collectively, the “Released Parties”), from any and all actions, claims, liabilities, losses, orders and causes of action of every kind and nature whatsoever, at law or in equity, whether known or unknown, that such Releasing Parties, or any of them, may have had in the past or may now have or may have in the future against the Released Parties, or any of them, resulting from events, circumstances, acts or omissions occurring, on or prior to the Effective Time solely to the extent based on such Releasing Party’s status as a holder of equity of, or any other investment in, Regional, SunLink and their respective Affiliates, including any Subject Shares and any securities exercisable for, convertible into or otherwise issued with respect to any securities, obligations or other interests issued by Regional, SunLink and their respective Affiliates that any such Releasing Party holds or has ever held or that otherwise relate to or arise out of any investment, subscription or purchase of any securities by such Releasing Party in Regional, SunLink and their respective Affiliates (collectively, the “Released Claims”); provided, however, that the Released Claims shall not include, and each Releasing Party is not releasing any, (i) if such SunLink Shareholder is an employee of Regional or SunLink, rights to accrued but unpaid salary, bonuses, expense reimbursements (in accordance with a bona fide employee expense reimbursement policy of Regional or SunLink (as applicable)), accrued vacation and other benefits under Regional’s or SunLink’s employee benefit plans, (ii) right to indemnification, exculpation, advancement of expense or similar rights with respect to service as a director, officer or manager or an Affiliate thereof, in each case of the foregoing, as set forth in Regional’s or SunLink’s articles of incorporation or other organizational documents, any indemnification agreement between Regional or SunLink, on the one hand, and such SunLink Shareholder, on the other hand, or as provided by law or any directors’ and officers’ liability insurance, (iii) actions, claims, liabilities, losses, and causes of action of every kind and nature whatsoever, at law or in equity, whether known or unknown, arising out of or related to this Agreement or the Merger Agreement, or (iv) rights of such SunLink Shareholder under the Merger Agreement or any other agreement entered into by such SunLink Shareholder or in connection with the transactions contemplated by the Merger Agreement, including claims related to the enforcement of the Merger Agreement and the right to receive such SunLink Shareholder’s applicable portion of the Merger Consideration (collectively, the “Excluded Claims”). Each SunLink Shareholder (on behalf of itself, himself, and herself and the other Releasing Parties) hereby agrees not to institute any proceeding against any Released Party with respect to any of the Released Claims but excluding the Excluded Claims. Each SunLink Shareholder represents, warrants and acknowledges that he, she or it has consulted with counsel with respect to the execution and delivery of this release and has been fully apprised of the consequences hereof. Each SunLink Shareholder agrees and acknowledges that the release in this Agreement constitutes a complete defense of any and all Released Claims, other than Excluded Claims.

Section 4.2 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) 60 days after the Closing, (b) the termination of the Merger Agreement, and (c) as to each SunLink Shareholder, the written agreement of Regional, SunLink and such SunLink Shareholder. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. Notwithstanding anything to the contrary herein, this ARTICLE IV shall survive the termination of this Agreement.

Section 4.3 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) will be governed by and construed in accordance with the internal Laws of the State of Georgia applicable to agreements executed and performed entirely within such State.

Section 4.4 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) THE PARTIES TO THIS AGREEMENT SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA OR IN ANY STATE COURT LOCATED IN ATLANTA, GEORGIA (AND ANY APPROPRIATE APPELLATE COURT THEREFROM) (THE “GEORGIA COURTS”) IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS AGREEMENT WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THE APPLICABLE GEORGIA COURT OR THAT THIS

AGREEMENT MAY NOT BE ENFORCED IN OR BY THE APPLICABLE GEORGIA COURT OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN SECTION 4.9.

(b) WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.4.

Section 4.5 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 4.6 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Georgia Courts, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 4.7 Amendment; Waiver. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Regional, SunLink and the SunLink Shareholders holding a majority of Subject Shares.

Section 4.8 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 4.9 Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Regional:
Regional Health Properties, Inc. 1050 Crown Pointe Parkway, Suite 720
Atlanta, Georgia 30338
Attention:	Brent Morrison, Chief Executive Officer and President
[***]	[***]
with a copy to (which will not constitute notice):
Troutman Pepper Locke LLP 600 Peachtree Street, NE, Suite 3000
Atlanta, GA 30308
Attention:	Paul Davis Fancher

[***]	[***]
If to SunLink (prior to the Closing):
Sunlink Health Systems, Inc. 900 Circle 75 Parkway, Suite 690
Atlanta, Georgia 30339
Attention:	Robert M. Thornton, Jr., Chief Executive Officer
[***]	[***]
with a copy to (which shall not constitute notice):
Smith, Gambrell & Russell, LLP 1105 W. Peachtree Street NE, Suite 1000
Atlanta, Georgia 30309
Attention:	Howard E. Turner
[***]	[***]

If to a SunLink Shareholder:

To such SunLink Shareholder’s address set forth in Schedule I

Section 4.10 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 4.11 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the SunLink Shareholders, Regional and SunLink have each caused this SunLink Shareholder Support and Lock-Up Agreement to be duly executed as of the date first written above.

SUNLINK SHAREHOLDERS:

/s/ Robert M. Thornton, Jr.
Robert M. Thornton, Jr.

/s/ Mark J. Stockslager
Mark J. Stockslager

/s/ Steven J. Baileys, D.D.S.
Steven J. Baileys, D.D.S.

/s/ Gene E. Burleson
Gene E. Burleson

/s/ C. Michael Ford
C. Michael Ford

[Signature Page to SunLink Shareholder Support and Lock-Up Agreement]

REGIONAL:
REGIONAL HEALTH PROPERTIES, INC.

By:	/s/ Brent Morrison
	Name:	Brent Morrison
	Title:	Chief Executive Officer and President

[Signature Page to SunLink Shareholder Support and Lock-Up Agreement]

SUNLINK:
SUNLINK HEALTH SYSTEMS, INC.

By:	/s/ Robert M. Thornton, Jr.
	Name:	Robert M. Thornton, Jr.
	Title:	Chief Executive Officer

[Signature Page to SunLink Shareholder Support and Lock-Up Agreement]

Schedule I

SunLink Shareholders

SunLink Shareholder	Number of SunLink Common Shares Held
Robert M. Thornton, Jr. c/o SunLink Health Systems, Inc. [***]	559,562
Mark J. Stockslager c/o SunLink Health Systems, Inc. [***]	108,051
Steven J. Baileys, D.D.S. c/o SunLink Health Systems, Inc. [***]	832,844
Gene E. Burleson [***]	76,601
C. Michael Ford [***]	46,422